Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Boyds Collection, Ltd. on Form S-8 of our report dated February 9, 2001, appearing in the Annual Report on Form 10-K of The Boyds Collection, Ltd. for the year ended December 31, 2000.



/s/ Deloitte & Touche LLP
Baltimore, Maryland
January 18, 2002